CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00*

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount for the Securities (CUSIP: 06740JF39). A filing fee of $178.25 for the issuance of the $2,500,000 principal amount of the Securities (CUSIP: 06740JF39) was previously paid in connection with the issuance dated February 26, 2010. The new aggregate issuance amount of the Securities is $12,500,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
February 23, 2010, amended as of May 17, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: February 26, 2010

•	Initial valuation date: February 23, 2010

•	Final valuation date: February 22, 2011

•	Maturity date: February 25, 2011

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.91%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Apple Inc.	$197.05	PS-9	AAPL	$2,500,000	8.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4475	06740JC24/ US06740JC242
Barrick Gold Corporation	$37.27	PS-11	ABX	$2,500,000	8.25%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4476	06740JC32/ US06740JC325
Arch Coal, Inc.	$21.40	PS-13	ACI	$12,500,000	9.00%	75.0%	97.50%	$12,187,500	2.50%	$312,500	E-4477	06740JC40/ US06740JC408
The AES Corporation	$11.77	PS-15	AES	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4478	06740JC57/ US06740JC572
Abercrombie & Fitch Co. (Class A)	$35.16	PS-17	ANF	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4479	06740JC65/ US06740JC655
Yamana Gold, Inc.	$10.12	PS-19	AUY	$2,500,000	10.75%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4480	06740JC73/ US06740JC739
Bank of America Corporation	$15.94	PS-21	BAC	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4481	06740JC81/ US06740JC812
Baker Hughes Incorporated	$47.06	PS-23	BHI	$2,500,000	8.75%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4482	06740JC99/ US06740JC994
CB Richard Ellis Group, Inc (Class A)	$12.89	PS-25	CBG	$2,500,000	10.25%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4483	06740JD23/ US06740JD232
Chicago Bridge & Iron Company N.V.	$21.27	PS-27	CBI	$2,500,000	10.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4484	06740JD31/ US06740JD315
Chesapeake Energy Corporation	$26.30	PS-29	CHK	$12,500,000	8.00%	80.0%	97.50%	$12,187,500	2.50%	$312,500	E-4485	06740JD49/ US06740JD497
Comerica Incorporated	$35.17	PS-31	CMA	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4486	06740JD56/ US06740JD562
CEMEX, S.A.B. de C.V.	$9.51	PS-33	CX	$2,500,000	10.75%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4487	06740JD64/ US06740JD646
The Dow Chemical Company	$28.88	PS-35	DOW	$2,500,000	8.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4488	06740JD72/ US06740JD729
Elan Corporation, plc (ADR)	$6.65	PS-37	ELN	$12,500,000	13.00%	70.0%	97.50%	$12,187,500	2.50%	$312,500	E-4489	06740JD80/ US06740JD802
El Paso Corp.	$10.09	PS-39	EP	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4490	06740JD98/ US06740JD984
ENSCO International Incorporated (ADR)	$42.30	PS-41	ESV	$2,500,000	8.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4491	06740JE22/ US06740JE222
Flowserve Corporation	$96.74	PS-43	FLS	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4492	06740JE30/ US06740JE305
First Solar, Inc.	$105.78	PS-45	FSLR	$2,500,000	10.25%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4493	06740JE48/ US06740JE487
Frontier Oil Corporation	$12.70	PS-47	FTO	$2,500,000	10.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4494	06740JE55/ US06740JE552
Goldcorp Inc.	$36.49	PS-49	GG	$2,500,000	9.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4495	06740JE63/ US06740JE636
GameStop Corp. (Class A)	$18.87	PS-51	GME	$2,500,000	9.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4496	06740JE71/ US06740JE719
Halliburton Company	$30.20	PS-53	HAL	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4497	06740JE89/ US06740JE891
Starwood Hotels & Resorts Worldwide, Inc.	$37.78	PS-55	HOT	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4498	06740JE97/ US06740JE974
Humana, Inc.	$46.82	PS-57	HUM	$2,500,000	8.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4499	06740JF21/ US06740JF211
JPMorgan Chase & Co.	$39.88	PS-59	JPM	$12,500,000***	9.00%	80.0%	97.50%	$12,187,500	2.50%	$312,500	E-4500	06740JF39/ US06740JF393
Kinross Gold Corporation	$17.66	PS-61	KGC	$7,500,000	9.00%	80.0%	97.50%	$7,312,500	2.50%	$187,500	E-4501	06740JF47/ US06740JF476
Lincoln National Corp.	$24.65	PS-63	LNC	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4502	06740JF54/ US06740JF542
Lexmark International, Inc. (Class A)	$33.03	PS-65	LXK	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4503	06740JF62/ US06740JF625
Macy’s, Inc.	$18.67	PS-67	M	$2,500,000	9.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4504	06740JF70/ US06740JF708
Masco Corporation	$13.25	PS-69	MAS	$2,500,000	9.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4505	06740JF88/ US06740JF880
Motorola, Inc.	$6.78	PS-71	MOT	$2,500,000	10.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4506	06740JF96/ US06740JF963
Morgan Stanley	$27.15	PS-73	MS	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4507	06740JG20/ US06740JG201
Noble Corporation	$42.12	PS-75	NE	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4508	06740JG38/ US06740JG383
Newmont Mining Corporation	$46.58	PS-77	NEM	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4509	06740JG46/ US06740JG466
Netflix, Inc.	$64.35	PS-79	NFLX	$2,500,000	9.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4510	06740JG53/ US06740JG532
Nucor Corporation	$42.00	PS-81	NUE	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4511	06740JG61/ US06740JG615
Pioneer Natural Resources Company	$46.18	PS-83	PXD	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4512	06740JG79/ US06740JG797
Rowan Companies, Inc.	$24.50	PS-85	RDC	$2,500,000	9.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4513	06740JG87/ US06740JG870
Research In Motion Limited	$68.44	PS-87	RIMM	$2,500,000	9.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4514	06740JG95/ US06740JG953
Smithfield Foods, Inc.	$16.73	PS-89	SFD	$2,500,000	10.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4515	06740JH29/ US06740JH290
Silver Wheaton Corp.	$14.76	PS-91	SLW	$2,500,000	10.25%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4516	06740JH37/ US06740JH373
Steel Dynamics, Inc.	$16.09	PS-93	STLD	$2,500,000	10.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4517	06740JH45/ US06740JH456
Terex Corporation	$19.75	PS-95	TEX	$2,500,000	10.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4518	06740JH52/ US06740JH522
Tesoro Corporation	$11.70	PS-97	TSO	$2,500,000	10.25%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4519	06740JH60/ US06740JH605
Urban Outfitters, Inc.	$31.66	PS-99	URBN	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4520	06740JH78/ US06740JH787
Valero Energy Corporation	$17.48	PS-101	VLO	$2,500,000	8.50%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4521	06740JH86/ US06740JH860
Vertex Pharmaceuticals Incorporated	$39.42	PS-103	VRTX	$12,500,000	10.25%	75.0%	97.50%	$12,187,500	2.50%	$312,500	E-4522	06740JH94/ US06740JH944

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 2.50% of the principal amount of the notes, or $25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,500,000 includes an issuance of $10,000,000 aggregate principal amount of the applicable Notes on May 18, 2010. The original $2,500,000 aggregate principal amount of the applicable Notes was issued on February 26, 2010. The applicable Notes further issued will have the same CUSIP and ISIN numbers as the applicable Notes originally issued

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus.

Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
February 23, 2010*	$215.59	$190.26	$197.05

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $197.05

Protection level: 80.00%

Protection price: $157.64

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.074854

Coupon: 8.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
September 30, 2009	$41.98	$30.67	$37.90
December 31, 2009	$48.02	$34.50	$39.38
February 23, 2010*	$42.63	$33.65	$37.27

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $37.27

Protection level: 80.00%

Protection price: $29.82

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.831232

Coupon: 8.25% per annum

Maturity: February 25, 2011

Dividend yield: 1.07% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		101.07%
+ 90%	8.25%		91.07%
+ 80%	8.25%		81.07%
+ 70%	8.25%		71.07%
+ 60%	8.25%		61.07%
+ 50%	8.25%		51.07%
+ 40%	8.25%		41.07%
+ 30%	8.25%		31.07%
+ 20%	8.25%		21.07%
+ 10%	8.25%		11.07%
+ 5%	8.25%		6.07%

0%	8.25%		1.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-3.93%
- 10%	8.25%	-1.75%	-8.93%
- 20%	8.25%	-11.75%	-18.93%
- 30%	N/A	-21.75%	-28.93%
- 40%	N/A	-31.75%	-38.93%
- 50%	N/A	-41.75%	-48.93%
- 60%	N/A	-51.75%	-58.93%
- 70%	N/A	-61.75%	-68.93%
- 80%	N/A	-71.75%	-78.93%
- 90%	N/A	-81.75%	-88.93%
- 100%	N/A	-91.75%	-98.93%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2008, the company operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2008, the Company sold approximately 139.6 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 1, 2010*	$28.14	$20.07	$22.69

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 1, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $21.40

Protection level: 75.00%

Protection price: $16.05

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.728972

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 1.68% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.68%
+ 90%	9.00%		91.68%
+ 80%	9.00%		81.68%
+ 70%	9.00%		71.68%
+ 60%	9.00%		61.68%
+ 50%	9.00%		51.68%
+ 40%	9.00%		41.68%
+ 30%	9.00%		31.68%
+ 20%	9.00%		21.68%
+ 10%	9.00%		11.68%
+ 5%	9.00%		6.68%

0%	9.00%		1.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.32%
- 10%	9.00%	-1.00%	-8.32%
- 20%	9.00%	-11.00%	-18.32%
- 30%	N/A	-21.00%	-28.32%
- 40%	N/A	-31.00%	-38.32%
- 50%	N/A	-41.00%	-48.32%
- 60%	N/A	-51.00%	-58.32%
- 70%	N/A	-61.00%	-68.32%
- 80%	N/A	-71.00%	-78.32%
- 90%	N/A	-81.00%	-88.32%
- 100%	N/A	-91.00%	-98.32%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. Through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
December 31, 2009	$15.44	$12.50	$13.31
February 23, 2010*	$14.24	$11.46	$11.77

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $11.77

Protection level: 80.00%

Protection price: $9.42

Physical delivery amount: 84 ($1,000/Initial price)

Fractional shares: 0.961767

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Abercrombie & Fitch Co.

According to publicly available information, Abercrombie & Fitch Co. (the “Company”), a Delaware corporation, is a specialty retailer that operates stores selling casual apparel; such as knit shirts, graphic t-shirts, jeans, woven shirts, shorts; personal care and other accessories for men, women and kids under the Abercrombie & Fitch, abercrombie, Hollister and RUEHL brands. As of January 31, 2009, the Company operated 1,1125 stores in the United States, Canada and the United Kingdom.

The linked share’s SEC file number is 1-12107.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$34.27	$23.07	$33.84
June 30, 2004	$39.46	$30.25	$38.75
September 30, 2004	$38.70	$27.42	$31.50
December 31, 2004	$47.42	$31.52	$46.95
March 31, 2005	$58.28	$45.82	$57.24
June 30, 2005	$71.00	$52.21	$68.70
September 30, 2005	$74.10	$44.17	$49.85
December 30, 2005	$66.54	$45.65	$65.18
March 31, 2006	$70.93	$54.60	$58.30
June 30, 2006	$65.19	$53.65	$55.43
September 29, 2006	$72.23	$49.98	$69.48
December 29, 2006	$79.42	$65.75	$69.63
March 30, 2007	$83.82	$69.74	$75.68
June 29, 2007	$84.92	$71.22	$72.98
September 28, 2007	$84.24	$67.72	$80.70
December 31, 2007	$85.76	$70.64	$79.97
March 31, 2008	$82.06	$67.21	$73.14
June 30, 2008	$78.35	$62.57	$62.68
September 30, 2008	$64.96	$35.14	$39.45
December 31, 2008	$39.32	$13.66	$23.07
March 31, 2009	$25.96	$16.95	$23.80
June 30, 2009	$32.81	$22.20	$25.39
September 30, 2009	$34.95	$22.71	$32.88
December 31, 2009	$42.30	$30.02	$34.85
February 23, 2010*	$36.24	$29.88	$35.16

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANF

Initial price: $35.16

Protection level: 80.00%

Protection price: $28.13

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.441411

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 1.99% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.99%
+ 90%	9.00%		91.99%
+ 80%	9.00%		81.99%
+ 70%	9.00%		71.99%
+ 60%	9.00%		61.99%
+ 50%	9.00%		51.99%
+ 40%	9.00%		41.99%
+ 30%	9.00%		31.99%
+ 20%	9.00%		21.99%
+ 10%	9.00%		11.99%
+ 5%	9.00%		6.99%

0%	9.00%		1.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.01%
- 10%	9.00%	-1.00%	-8.01%
- 20%	9.00%	-11.00%	-18.01%
- 30%	N/A	-21.00%	-28.01%
- 40%	N/A	-31.00%	-38.01%
- 50%	N/A	-41.00%	-48.01%
- 60%	N/A	-51.00%	-58.01%
- 70%	N/A	-61.00%	-68.01%
- 80%	N/A	-71.00%	-78.01%
- 90%	N/A	-81.00%	-88.01%
- 100%	N/A	-91.00%	-98.01%

Yamana Gold, Inc.

According to publicly available information, Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects. Its principal operations include the Chapada, a copper/gold mine located in the state of Goias, Brazil; and the El Peñón mine located in the Atacama desert in Region II of northern Chile. The company was founded in 2003 and is headquartered in Toronto, Canada.

The linked share’s SEC file number is 1-31880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$15.44	$11.68	$14.36
June 29, 2007	$15.25	$11.02	$11.12
September 28, 2007	$13.02	$8.41	$11.78
December 31, 2007	$15.85	$11.04	$12.94
March 31, 2008	$19.93	$13.26	$14.62
June 30, 2008	$16.99	$12.24	$16.54
September 30, 2008	$17.00	$7.27	$8.33
December 31, 2008	$8.80	$3.31	$7.72
March 31, 2009	$9.75	$5.80	$9.25
June 30, 2009	$11.99	$7.36	$8.84
September 30, 2009	$11.49	$8.22	$10.71
December 31, 2009	$14.37	$10.00	$11.38
February 23, 2010*	$13.06	$9.73	$10.12

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AUY

Initial price: $10.12

Protection level: 75.00%

Protection price: $7.59

Physical delivery amount: 98 ($1,000/Initial price)

Fractional shares: 0.814229

Coupon: 10.75% per annum

Maturity: February 25, 2011

Dividend yield: 0.40% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.40%
+ 90%	10.75%		90.40%
+ 80%	10.75%		80.40%
+ 70%	10.75%		70.40%
+ 60%	10.75%		60.40%
+ 50%	10.75%		50.40%
+ 40%	10.75%		40.40%
+ 30%	10.75%		30.40%
+ 20%	10.75%		20.40%
+ 10%	10.75%		10.40%
+ 5%	10.75%		5.40%

0%	10.75%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-4.60%
- 10%	10.75%	0.75%	-9.60%
- 20%	10.75%	-9.25%	-19.60%
- 30%	N/A	-19.25%	-29.60%
- 40%	N/A	-29.25%	-39.60%
- 50%	N/A	-39.25%	-49.60%
- 60%	N/A	-49.25%	-59.60%
- 70%	N/A	-59.25%	-69.60%
- 80%	N/A	-69.25%	-79.60%
- 90%	N/A	-79.25%	-89.60%
- 100%	N/A	-89.25%	-99.60%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,700 ATMs and more than 24 million active on-line users.

On January 1, 2009, the Corporation completed the acquisition of Merrill Lynch & Co., Inc., with more than 18,000 financial advisors and more than $1.8 trillion in client assets.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
February 23, 2010*	$17.18	$14.25	$15.94

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $15.94

Protection level: 80.00%

Protection price: $12.75

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.735257

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.25% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.25%
+ 90%	9.00%		90.25%
+ 80%	9.00%		80.25%
+ 70%	9.00%		70.25%
+ 60%	9.00%		60.25%
+ 50%	9.00%		50.25%
+ 40%	9.00%		40.25%
+ 30%	9.00%		30.25%
+ 20%	9.00%		20.25%
+ 10%	9.00%		10.25%
+ 5%	9.00%		5.25%

0%	9.00%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.75%
- 10%	9.00%	-1.00%	-9.75%
- 20%	9.00%	-11.00%	-19.75%
- 30%	N/A	-21.00%	-29.75%
- 40%	N/A	-31.00%	-39.75%
- 50%	N/A	-41.00%	-49.75%
- 60%	N/A	-51.00%	-59.75%
- 70%	N/A	-61.00%	-69.75%
- 80%	N/A	-71.00%	-79.75%
- 90%	N/A	-81.00%	-89.75%
- 100%	N/A	-91.00%	-99.75%

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry.

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$38.77	$31.56	$36.48
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
December 31, 2009	$48.18	$37.66	$40.48
February 23, 2010*	$50.00	$41.00	$47.06

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $47.06

Protection level: 80.00%

Protection price: $37.65

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.249469

Coupon: 8.75% per annum

Maturity: February 25, 2011

Dividend yield: 1.27% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		101.27%
+ 90%	8.75%		91.27%
+ 80%	8.75%		81.27%
+ 70%	8.75%		71.27%
+ 60%	8.75%		61.27%
+ 50%	8.75%		51.27%
+ 40%	8.75%		41.27%
+ 30%	8.75%		31.27%
+ 20%	8.75%		21.27%
+ 10%	8.75%		11.27%
+ 5%	8.75%		6.27%

0%	8.75%		1.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-3.73%
- 10%	8.75%	-1.25%	-8.73%
- 20%	8.75%	-11.25%	-18.73%
- 30%	N/A	-21.25%	-28.73%
- 40%	N/A	-31.25%	-38.73%
- 50%	N/A	-41.25%	-48.73%
- 60%	N/A	-51.25%	-58.73%
- 70%	N/A	-61.25%	-68.73%
- 80%	N/A	-71.25%	-78.73%
- 90%	N/A	-81.25%	-88.73%
- 100%	N/A	-91.25%	-98.73%

CB Richard Ellis Group, Inc

According to publicly available information, CB Richard Ellis Group, Inc. (the “Company”) is the world’s largest commercial real estate services firm, based on 2008 revenue, with leading full-service operations in major metropolitan areas throughout the world. The Company offers a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets. As of December 31, 2008, excluding affiliate and partner offices, the Company operated in more than 300 offices worldwide with approximately 30,000 employees providing commercial real estate services under the “CB Richard Ellis” brand name and providing development services under the “Trammell Crow” brand name. The Company’s business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, commercial property and corporate facilities management, valuation, proprietary research and real estate investment management. In 2006, it became the first commercial real estate services company included in the S&P.

The linked share’s SEC file number is 001-32205.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	$6.40	$6.07	$6.37
September 30, 2004	$7.88	$6.16	$7.70
December 31, 2004	$11.36	$7.65	$11.18
March 31, 2005	$12.95	$10.40	$11.66
June 30, 2005	$14.73	$10.58	$14.62
September 30, 2005	$16.67	$13.82	$16.40
December 30, 2005	$19.92	$15.02	$19.62
March 31, 2006	$27.80	$19.46	$26.90
June 30, 2006	$29.80	$21.99	$24.90
September 29, 2006	$25.96	$20.13	$24.60
December 29, 2006	$34.26	$23.37	$33.20
March 30, 2007	$39.15	$31.23	$34.18
June 29, 2007	$39.93	$33.00	$36.50
September 28, 2007	$42.70	$23.69	$27.84
December 31, 2007	$29.36	$17.49	$21.55
March 31, 2008	$23.16	$15.23	$21.64
June 30, 2008	$24.50	$19.01	$19.20
September 30, 2008	$21.00	$11.49	$13.37
December 31, 2008	$13.21	$3.00	$4.32
March 31, 2009	$5.40	$2.34	$4.03
June 30, 2009	$9.87	$3.75	$9.36
September 30, 2009	$13.14	$7.62	$11.74
December 31, 2009	$14.14	$9.98	$13.57
February 23, 2010*	$14.38	$12.05	$12.89

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBG

Initial price: $12.89

Protection level: 80.00%

Protection price: $10.31

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.579519

Coupon: 10.25% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 17,000 employees worldwide. As of December 31, 2008, the Company executed more than 600 projects in over 70 countries for customers in a variety of industries.

Within its operating segments, the Company serve under four broad market sectors: Liquefied Natural Gas (“LNG”), Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offer services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.25	$12.25	$13.92
June 30, 2004	$15.18	$10.80	$13.93
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 28, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
September 30, 2008	$40.20	$15.95	$19.24
December 31, 2008	$19.05	$5.13	$10.05
March 31, 2009	$13.88	$4.64	$6.27
June 30, 2009	$13.87	$5.95	$12.40
September 30, 2009	$18.94	$9.08	$18.68
December 31, 2009	$21.44	$17.00	$20.22
February 23, 2010*	$23.97	$19.38	$21.27

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $21.27

Protection level: 75.00%

Protection price: $15.95

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.014575

Coupon: 10.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 94% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 10, 2010*	$29.20	$23.56	$25.66

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 10, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $26.30

Protection level: 80.00%

Protection price: $21.04

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.022814

Coupon: 8.00% per annum

Maturity: February 25, 2011

Dividend yield: 1.14% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.14%
+ 90%	8.00%		91.14%
+ 80%	8.00%		81.14%
+ 70%	8.00%		71.14%
+ 60%	8.00%		61.14%
+ 50%	8.00%		51.14%
+ 40%	8.00%		41.14%
+ 30%	8.00%		31.14%
+ 20%	8.00%		21.14%
+ 10%	8.00%		11.14%
+ 5%	8.00%		6.14%

0%	8.00%		1.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.86%
- 10%	8.00%	-2.00%	-8.86%
- 20%	8.00%	-12.00%	-18.86%
- 30%	N/A	-22.00%	-28.86%
- 40%	N/A	-32.00%	-38.86%
- 50%	N/A	-42.00%	-48.86%
- 60%	N/A	-52.00%	-58.86%
- 70%	N/A	-62.00%	-68.86%
- 80%	N/A	-72.00%	-78.86%
- 90%	N/A	-82.00%	-88.86%
- 100%	N/A	-92.00%	-98.86%

Comerica Incorporated

According to publicly available information, Comerica Incorporated (the “Company”) is a financial services company, incorporated under the laws of the State of Delaware, and headquartered in Dallas, Texas.

As of December 31, 2008, the Company had total assets of approximately $67.5 billion, total deposits of approximately $42.0 billion, total loans of approximately $50.5 billion and shareholders’ equity of approximately $7.2 billion.

The linked share’s SEC file number is 001-10706.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$59.23	$52.30	$54.32
June 30, 2004	$56.99	$50.45	$54.88
September 30, 2004	$61.48	$53.00	$59.35
December 31, 2004	$63.80	$57.81	$61.02
March 31, 2005	$61.40	$53.70	$55.08
June 30, 2005	$59.29	$53.17	$57.80
September 30, 2005	$63.35	$56.80	$58.90
December 30, 2005	$60.25	$53.60	$56.76
March 31, 2006	$58.62	$54.23	$57.97
June 30, 2006	$60.10	$50.18	$51.99
September 29, 2006	$58.95	$51.47	$56.92
December 29, 2006	$59.72	$55.82	$58.68
March 30, 2007	$63.39	$56.78	$59.12
June 29, 2007	$63.89	$58.18	$59.47
September 28, 2007	$61.34	$50.26	$51.28
December 31, 2007	$54.88	$39.67	$43.53
March 31, 2008	$45.19	$34.51	$35.08
June 30, 2008	$40.62	$25.61	$25.63
September 30, 2008	$43.50	$19.32	$32.79
December 31, 2008	$37.01	$15.05	$19.85
March 31, 2009	$21.20	$11.73	$18.31
June 30, 2009	$26.43	$16.03	$21.15
September 30, 2009	$31.83	$19.94	$29.67
December 31, 2009	$32.29	$26.66	$29.57
February 23, 2010*	$37.31	$29.69	$35.17

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMA

Initial price: $35.17

Protection level: 80.00%

Protection price: $28.14

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.433324

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.57% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.57%
+ 90%	8.50%		90.57%
+ 80%	8.50%		80.57%
+ 70%	8.50%		70.57%
+ 60%	8.50%		60.57%
+ 50%	8.50%		50.57%
+ 40%	8.50%		40.57%
+ 30%	8.50%		30.57%
+ 20%	8.50%		20.57%
+ 10%	8.50%		10.57%
+ 5%	8.50%		5.57%

0%	8.50%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.43%
- 10%	8.50%	-1.50%	-9.43%
- 20%	8.50%	-11.50%	-19.43%
- 30%	N/A	-21.50%	-29.43%
- 40%	N/A	-31.50%	-39.43%
- 50%	N/A	-41.50%	-49.43%
- 60%	N/A	-51.50%	-59.43%
- 70%	N/A	-61.50%	-69.43%
- 80%	N/A	-71.50%	-79.43%
- 90%	N/A	-81.50%	-89.43%
- 100%	N/A	-91.50%	-99.43%

CEMEX, S.A.B. de C.V.

According to publicly available information, CEMEX, S.A.B. de C.V., (the “Company”) is the third largest ready-mix concrete company in the world, based on installed capacity as of December 31, 2008 of approximately 95.6 million tons. The Company is the largest ready-mix concrete company in the world with annual sales volumes of approximately 77.3 million cubic meters, and one of the largest aggregates company in the world with annual sales volumes of approximately 241 million tons, in each case based on its annual sales volumes in 2008. The Company is also one of the world’s largest traders of cement and clinker, having traded approximately 9 million tons of cement and clinker in 2008. The Company is a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker.

The Company is a global cement manufacturer with operations in North America, Europe, South America, Central America, the Caribbean, Africa, the Middle East and Asia.

The linked share’s SEC file number is 001-14946.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$13.19	$11.54	$13.13
June 30, 2004	$13.81	$11.44	$12.81
September 30, 2004	$13.79	$11.87	$12.39
December 31, 2004	$16.10	$11.95	$16.04
March 31, 2005	$18.72	$15.21	$15.96
June 30, 2005	$19.25	$15.03	$18.68
September 30, 2005	$23.69	$18.44	$23.03
December 30, 2005	$27.29	$20.60	$26.13
March 31, 2006	$29.54	$24.66	$28.75
June 30, 2006	$32.64	$21.54	$25.80
September 29, 2006	$27.89	$24.23	$27.24
December 29, 2006	$30.78	$26.78	$30.68
March 30, 2007	$34.42	$28.26	$29.66
June 29, 2007	$38.36	$28.95	$34.24
September 28, 2007	$35.24	$26.06	$27.76
December 31, 2007	$30.99	$23.02	$23.99
March 31, 2008	$27.32	$19.41	$24.24
June 30, 2008	$31.36	$22.46	$23.75
September 30, 2008	$24.27	$15.29	$16.56
December 31, 2008	$16.43	$3.86	$8.79
March 31, 2009	$10.33	$3.79	$6.01
June 30, 2009	$11.39	$5.93	$9.34
September 30, 2009	$14.58	$7.63	$12.92
December 31, 2009	$13.96	$10.03	$11.82
February 23, 2010*	$12.58	$8.83	$9.51

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CX

Initial price: $9.51

Protection level: 80.00%

Protection price: $7.61

Physical delivery amount: 105 ($1,000/Initial price)

Fractional shares: 0.152471

Coupon: 10.75% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.00%
+ 90%	10.75%		90.00%
+ 80%	10.75%		80.00%
+ 70%	10.75%		70.00%
+ 60%	10.75%		60.00%
+ 50%	10.75%		50.00%
+ 40%	10.75%		40.00%
+ 30%	10.75%		30.00%
+ 20%	10.75%		20.00%
+ 10%	10.75%		10.00%
+ 5%	10.75%		5.00%

0%	10.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-5.00%
- 10%	10.75%	0.75%	-10.00%
- 20%	10.75%	-9.25%	-20.00%
- 30%	N/A	-19.25%	-30.00%
- 40%	N/A	-29.25%	-40.00%
- 50%	N/A	-39.25%	-50.00%
- 60%	N/A	-49.25%	-60.00%
- 70%	N/A	-59.25%	-70.00%
- 80%	N/A	-69.25%	-80.00%
- 90%	N/A	-79.25%	-90.00%
- 100%	N/A	-89.25%	-100.00%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. As of December 31, 2008, the Company had annual sales of $57.5 billion and employed approximately 46,000 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,300 products.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
December 31, 2009	$29.50	$23.15	$27.63
February 23, 2010*	$31.65	$25.57	$28.88

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $28.88

Protection level: 80.00%

Protection price: $23.10

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.626039

Coupon: 8.00% per annum

Maturity: February 25, 2011

Dividend yield: 2.08% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		102.08%
+ 90%	8.00%		92.08%
+ 80%	8.00%		82.08%
+ 70%	8.00%		72.08%
+ 60%	8.00%		62.08%
+ 50%	8.00%		52.08%
+ 40%	8.00%		42.08%
+ 30%	8.00%		32.08%
+ 20%	8.00%		22.08%
+ 10%	8.00%		12.08%
+ 5%	8.00%		7.08%

0%	8.00%		2.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-2.92%
- 10%	8.00%	-2.00%	-7.92%
- 20%	8.00%	-12.00%	-17.92%
- 30%	N/A	-22.00%	-27.92%
- 40%	N/A	-32.00%	-37.92%
- 50%	N/A	-42.00%	-47.92%
- 60%	N/A	-52.00%	-57.92%
- 70%	N/A	-62.00%	-67.92%
- 80%	N/A	-72.00%	-77.92%
- 90%	N/A	-82.00%	-87.92%
- 100%	N/A	-92.00%	-97.92%

Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (the “Company”) an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. The Company was incorporated as a private limited company in Ireland in December 1969 and became a public limited company in January 1984.

The Company’s operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities in the following areas Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, Crohn’s disease and severe chronic pain.

EDT is a specialty pharmaceutical business unit of Elan. EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry.

The Company’s principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the telephone number is 353-1-709-4000.

The linked share’s SEC file number is 001-13896.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$21.00	$6.89	$20.62
June 30, 2004	$25.50	$19.16	$24.74
September 30, 2004	$25.90	$16.45	$23.40
December 31, 2004	$30.45	$20.52	$27.25
March 31, 2005	$29.44	$3.00	$3.24
June 30, 2005	$8.40	$3.31	$6.82
September 30, 2005	$9.48	$6.72	$8.86
December 30, 2005	$14.47	$7.62	$13.93
March 31, 2006	$16.83	$11.88	$14.44
June 30, 2006	$19.35	$14.06	$16.70
September 29, 2006	$16.85	$13.16	$15.38
December 29, 2006	$16.14	$13.81	$14.75
March 30, 2007	$15.10	$11.70	$13.29
June 29, 2007	$22.40	$13.31	$21.93
September 28, 2007	$22.88	$16.38	$21.04
December 31, 2007	$24.90	$20.92	$21.98
March 31, 2008	$26.87	$17.82	$20.86
June 30, 2008	$36.00	$20.53	$35.55
September 30, 2008	$37.44	$9.55	$10.67
December 31, 2008	$11.52	$4.99	$6.00
March 31, 2009	$9.13	$4.85	$6.64
June 30, 2009	$8.58	$5.41	$6.37
September 30, 2009	$8.58	$6.44	$7.11
December 31, 2009	$7.12	$4.61	$6.52
March 1, 2010*	$8.17	$6.53	$7.20

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 1, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ELN

Initial price: $6.65

Protection level: 70.00%

Protection price: $4.66

Physical delivery amount: 150 ($1,000/Initial price)

Fractional shares: 0.375940

Coupon: 13.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.00%		100.00%
+ 90%	13.00%		90.00%
+ 80%	13.00%		80.00%
+ 70%	13.00%		70.00%
+ 60%	13.00%		60.00%
+ 50%	13.00%		50.00%
+ 40%	13.00%		40.00%
+ 30%	13.00%		30.00%
+ 20%	13.00%		20.00%
+ 10%	13.00%		10.00%
+ 5%	13.00%		5.00%

0%	13.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.00%	8.00%	-5.00%
- 10%	13.00%	3.00%	-10.00%
- 20%	13.00%	-7.00%	-20.00%
- 30%	13.00%	-17.00%	-30.00%
- 40%	N/A	-27.00%	-40.00%
- 50%	N/A	-37.00%	-50.00%
- 60%	N/A	-47.00%	-60.00%
- 70%	N/A	-57.00%	-70.00%
- 80%	N/A	-67.00%	-80.00%
- 90%	N/A	-77.00%	-90.00%
- 100%	N/A	-87.00%	-100.00%

El Paso Corp.

According to publicly available information, El Paso Corp. (the “Company”), is an energy company, originally founded in 1928 in El Paso, Texas that primarily operates in the natural gas transmission and exploration and production sectors of the energy industry. The Company’s purpose is to provide natural gas and related energy products in a safe, efficient and dependable manner. The Company owns or has interests in North America’s largest interstate pipeline system with approximately 42,000 miles of pipe that connect North America’s major natural gas producing basins to its major consuming markets. The Company’s exploration and production business focuses on the exploration for and the acquisition, development and production of natural gas, oil and NGL in the United States, Brazil and Egypt. As of December 31, 2008, the Company held an estimated 2.3 Tcfe of proved natural gas and oil reserves. The Company operations are conducted through two core segments, Pipelines and Exploration and Production. The Company also has Marketing and Power segments. The Company business segments provide a variety of energy products and services and are managed separately as each segment requires different technology and marketing strategies.

The linked share’s SEC file number is 01-14365.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$9.88	$6.57	$7.11
June 30, 2004	$7.95	$6.58	$7.88
September 30, 2004	$9.20	$7.37	$9.19
December 31, 2004	$11.60	$8.43	$10.40
March 31, 2005	$13.10	$10.02	$10.58
June 30, 2005	$11.87	$9.37	$11.52
September 30, 2005	$14.16	$11.13	$13.90
December 30, 2005	$14.07	$10.78	$12.16
March 31, 2006	$13.95	$11.80	$12.05
June 30, 2006	$15.99	$11.85	$15.00
September 29, 2006	$16.38	$12.82	$13.64
December 29, 2006	$15.84	$12.92	$15.28
March 30, 2007	$15.66	$13.72	$14.47
June 29, 2007	$17.43	$14.41	$17.23
September 28, 2007	$18.56	$15.00	$16.97
December 31, 2007	$18.33	$15.29	$17.24
March 31, 2008	$18.27	$14.83	$16.64
June 30, 2008	$21.95	$16.57	$21.74
September 30, 2008	$22.47	$11.25	$12.76
December 31, 2008	$12.53	$5.32	$7.83
March 31, 2009	$9.51	$5.22	$6.25
June 30, 2009	$10.91	$6.11	$9.23
September 30, 2009	$10.84	$8.00	$10.32
December 31, 2009	$11.37	$8.94	$9.83
February 23, 2010*	$11.40	$9.56	$10.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EP

Initial price: $10.09

Protection level: 80.00%

Protection price: $8.07

Physical delivery amount: 99 ($1,000/Initial price)

Fractional shares: 0.108028

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 1.59% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.59%
+ 90%	8.50%		91.59%
+ 80%	8.50%		81.59%
+ 70%	8.50%		71.59%
+ 60%	8.50%		61.59%
+ 50%	8.50%		51.59%
+ 40%	8.50%		41.59%
+ 30%	8.50%		31.59%
+ 20%	8.50%		21.59%
+ 10%	8.50%		11.59%
+ 5%	8.50%		6.59%

0%	8.50%		1.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.41%
- 10%	8.50%	-1.50%	-8.41%
- 20%	8.50%	-11.50%	-18.41%
- 30%	N/A	-21.50%	-28.41%
- 40%	N/A	-31.50%	-38.41%
- 50%	N/A	-41.50%	-48.41%
- 60%	N/A	-51.50%	-58.41%
- 70%	N/A	-61.50%	-68.41%
- 80%	N/A	-71.50%	-78.41%
- 90%	N/A	-81.50%	-88.41%
- 100%	N/A	-91.50%	-98.41%

ENSCO International Incorporated

According to publicly available information, ENSCO International Incorporated (the “Company”) is an international offshore contract drilling company. As of February 17, 2009, its offshore rig fleet included 43 jackup rigs, one ultra-deepwater semisubmersible rig and one barge rig. Additionally, the Company has four ultra-deepwater semisubmersible rigs under construction. The Company’s offshore contract drilling operations are integral to the exploration, development and production of oil and natural gas and it is one of the providers of offshore contract drilling services to the international oil and gas industry. The Company’s operations are concentrated in the geographic regions of Asia Pacific (which includes Asia, the Middle East, Australia, and New Zealand), Europe/Africa, and North and South America.

The linked share’s SEC file number is 1-8097.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$30.79	$26.35	$28.17
June 30, 2004	$29.16	$24.95	$29.10
September 30, 2004	$33.15	$26.95	$32.67
December 31, 2004	$34.15	$28.25	$31.74
March 31, 2005	$41.39	$30.34	$37.66
June 30, 2005	$39.49	$29.26	$35.75
September 30, 2005	$47.85	$35.23	$46.59
December 30, 2005	$50.34	$39.42	$44.35
March 31, 2006	$56.40	$42.82	$51.45
June 30, 2006	$58.73	$39.80	$46.02
September 29, 2006	$47.70	$37.36	$43.83
December 29, 2006	$55.75	$39.12	$50.06
March 30, 2007	$56.59	$45.76	$54.40
June 29, 2007	$63.27	$53.12	$61.01
September 28, 2007	$67.61	$50.58	$56.10
December 31, 2007	$60.94	$51.80	$59.62
March 31, 2008	$65.22	$47.20	$62.62
June 30, 2008	$82.70	$59.84	$80.74
September 30, 2008	$80.81	$52.50	$57.63
December 31, 2008	$57.83	$22.38	$28.39
March 31, 2009	$32.37	$22.04	$26.40
June 30, 2009	$42.47	$25.09	$34.87
September 30, 2009	$43.11	$32.26	$42.54
December 31, 2009	$51.30	$39.75	$39.94
February 23, 2010*	$45.70	$37.46	$42.30

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESV

Initial price: $42.30

Protection level: 80.00%

Protection price: $33.84

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.640662

Coupon: 8.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.24% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.24%
+ 90%	8.00%		90.24%
+ 80%	8.00%		80.24%
+ 70%	8.00%		70.24%
+ 60%	8.00%		60.24%
+ 50%	8.00%		50.24%
+ 40%	8.00%		40.24%
+ 30%	8.00%		30.24%
+ 20%	8.00%		20.24%
+ 10%	8.00%		10.24%
+ 5%	8.00%		5.24%

0%	8.00%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.76%
- 10%	8.00%	-2.00%	-9.76%
- 20%	8.00%	-12.00%	-19.76%
- 30%	N/A	-22.00%	-29.76%
- 40%	N/A	-32.00%	-39.76%
- 50%	N/A	-42.00%	-49.76%
- 60%	N/A	-52.00%	-59.76%
- 70%	N/A	-62.00%	-69.76%
- 80%	N/A	-72.00%	-79.76%
- 90%	N/A	-82.00%	-89.76%
- 100%	N/A	-92.00%	-99.76%

Flowserve Corporation

According to publicly available information, Flowserve Corporation (the “Company”) is a manufacturer and aftermarket service provider of comprehensive flow control systems. The Company is incorporated in New York.

As of December 31, 2008, the backlog of orders was $2.3 billion, compared with $1.8 billion as of December 31, 2007. The Company expects to ship over 86% of the December 31, 2008 backlog during 2009.

The linked share’s SEC file number is 001-13179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$22.77	$18.65	$20.95
June 30, 2004	$25.09	$19.47	$24.94
September 30, 2004	$25.35	$21.21	$24.18
December 31, 2004	$27.91	$20.40	$27.54
March 31, 2005	$27.72	$23.69	$25.87
June 30, 2005	$31.25	$25.16	$30.26
September 30, 2005	$37.78	$29.73	$36.35
December 30, 2005	$39.75	$32.75	$39.56
March 31, 2006	$58.90	$39.63	$58.34
June 30, 2006	$61.06	$48.11	$56.90
September 29, 2006	$56.40	$47.27	$50.59
December 29, 2006	$56.00	$46.60	$50.47
March 30, 2007	$58.74	$48.73	$57.19
June 29, 2007	$73.07	$57.48	$71.60
September 28, 2007	$79.70	$62.00	$76.18
December 31, 2007	$102.65	$74.86	$96.20
March 31, 2008	$112.32	$75.80	$104.38
June 30, 2008	$140.35	$103.80	$136.70
September 30, 2008	$145.45	$71.75	$88.77
December 31, 2008	$90.28	$37.18	$51.50
March 31, 2009	$61.14	$43.27	$56.12
June 30, 2009	$84.99	$54.64	$69.81
September 30, 2009	$102.42	$60.90	$98.54
December 31, 2009	$108.85	$92.76	$94.53
February 23, 2010*	$108.60	$89.18	$96.74

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FLS

Initial price: $96.74

Protection level: 80.00%

Protection price: $77.39

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.336986

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 1.12% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.12%
+ 90%	8.50%		91.12%
+ 80%	8.50%		81.12%
+ 70%	8.50%		71.12%
+ 60%	8.50%		61.12%
+ 50%	8.50%		51.12%
+ 40%	8.50%		41.12%
+ 30%	8.50%		31.12%
+ 20%	8.50%		21.12%
+ 10%	8.50%		11.12%
+ 5%	8.50%		6.12%

0%	8.50%		1.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.88%
- 10%	8.50%	-1.50%	-8.88%
- 20%	8.50%	-11.50%	-18.88%
- 30%	N/A	-21.50%	-28.88%
- 40%	N/A	-31.50%	-38.88%
- 50%	N/A	-41.50%	-48.88%
- 60%	N/A	-51.50%	-58.88%
- 70%	N/A	-61.50%	-68.88%
- 80%	N/A	-71.50%	-78.88%
- 90%	N/A	-81.50%	-88.88%
- 100%	N/A	-91.50%	-98.88%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 30, 2009	$176.00	$112.12	$152.86
December 31, 2009	$162.20	$115.09	$135.40
February 23, 2010*	$142.46	$105.14	$105.78

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $105.78

Protection level: 75.00%

Protection price: $79.34

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.453583

Coupon: 10.25% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. As of December 31, 2008, the Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day. The Company’s marketing efforts are primarily focused in the Rocky Mountain region and the Plains States, which they believe are among the most attractive refined products markets in the United States.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 30, 2008	$24.26	$16.50	$18.42
December 31, 2008	$18.36	$7.51	$12.63
March 31, 2009	$16.84	$11.80	$12.79
June 30, 2009	$18.40	$12.09	$13.11
September 30, 2009	$15.15	$12.01	$13.92
December 31, 2009	$16.54	$11.03	$12.04
February 23, 2010*	$13.77	$12.12	$12.70

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $12.70

Protection level: 80.00%

Protection price: $10.16

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.740157

Coupon: 10.50% per annum

Maturity: February 25, 2011

Dividend yield: 1.89% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		101.89%
+ 90%	10.50%		91.89%
+ 80%	10.50%		81.89%
+ 70%	10.50%		71.89%
+ 60%	10.50%		61.89%
+ 50%	10.50%		51.89%
+ 40%	10.50%		41.89%
+ 30%	10.50%		31.89%
+ 20%	10.50%		21.89%
+ 10%	10.50%		11.89%
+ 5%	10.50%		6.89%

0%	10.50%		1.89%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-3.11%
- 10%	10.50%	0.50%	-8.11%
- 20%	10.50%	-9.50%	-18.11%
- 30%	N/A	-19.50%	-28.11%
- 40%	N/A	-29.50%	-38.11%
- 50%	N/A	-39.50%	-48.11%
- 60%	N/A	-49.50%	-58.11%
- 70%	N/A	-59.50%	-68.11%
- 80%	N/A	-69.50%	-78.11%
- 90%	N/A	-79.50%	-88.11%
- 100%	N/A	-89.50%	-98.11%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. As of December 31, 2008, the Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
September 30, 2009	$43.32	$31.84	$40.37
December 31, 2009	$46.23	$35.47	$39.34
February 23, 2010*	$43.55	$32.85	$36.49

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $36.49

Protection level: 75.00%

Protection price: $27.37

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.404768

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.49% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.49%
+ 90%	9.00%		90.49%
+ 80%	9.00%		80.49%
+ 70%	9.00%		70.49%
+ 60%	9.00%		60.49%
+ 50%	9.00%		50.49%
+ 40%	9.00%		40.49%
+ 30%	9.00%		30.49%
+ 20%	9.00%		20.49%
+ 10%	9.00%		10.49%
+ 5%	9.00%		5.49%

0%	9.00%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.51%
- 10%	9.00%	-1.00%	-9.51%
- 20%	9.00%	-11.00%	-19.51%
- 30%	N/A	-21.00%	-29.51%
- 40%	N/A	-31.00%	-39.51%
- 50%	N/A	-41.00%	-49.51%
- 60%	N/A	-51.00%	-59.51%
- 70%	N/A	-61.00%	-69.51%
- 80%	N/A	-71.00%	-79.51%
- 90%	N/A	-81.00%	-89.51%
- 100%	N/A	-91.00%	-99.51%

GameStop Corp.

According to publicly available information, GameStop Corp. (the “Company”) is a retailer of video game products and PC entertainment software. The Company sells new and used video game hardware, video game software and accessories, PC entertainment software, related accessories, and other merchandise.

As of January 31, 2009, the Company operated 6,207 stores in the United States, Australia, Canada and Europe.

The linked share’s SEC file number is 001-32637.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$9.49	$7.53	$9.01
June 30, 2004	$9.37	$7.24	$7.61
September 30, 2004	$9.38	$7.19	$9.26
December 31, 2004	$11.76	$9.10	$11.18
March 31, 2005	$11.81	$9.27	$11.08
June 30, 2005	$17.13	$10.37	$16.36
September 30, 2005	$19.18	$14.30	$15.74
December 30, 2005	$19.09	$15.00	$15.91
March 31, 2006	$23.97	$15.58	$23.57
June 30, 2006	$24.84	$18.06	$21.00
September 29, 2006	$24.75	$18.08	$23.14
December 29, 2006	$29.21	$22.82	$27.56
March 30, 2007	$32.98	$25.30	$32.57
June 29, 2007	$41.17	$32.31	$39.10
September 28, 2007	$59.21	$37.40	$56.35
December 31, 2007	$63.50	$47.61	$62.11
March 31, 2008	$62.26	$40.80	$51.71
June 30, 2008	$59.13	$40.27	$40.40
September 30, 2008	$47.69	$32.80	$34.21
December 31, 2008	$38.42	$16.91	$21.66
March 31, 2009	$29.08	$21.04	$28.02
June 30, 2009	$32.79	$20.45	$22.01
September 30, 2009	$27.32	$20.03	$26.47
December 31, 2009	$28.61	$20.70	$21.94
February 23, 2010*	$24.10	$18.29	$18.87

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GME

Initial price: $18.87

Protection level: 80.00%

Protection price: $15.10

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.994171

Coupon: 9.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
February 23, 2010*	$34.87	$27.71	$30.20

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $30.20

Protection level: 80.00%

Protection price: $24.16

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.112583

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 1.19% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.19%
+ 90%	8.50%		91.19%
+ 80%	8.50%		81.19%
+ 70%	8.50%		71.19%
+ 60%	8.50%		61.19%
+ 50%	8.50%		51.19%
+ 40%	8.50%		41.19%
+ 30%	8.50%		31.19%
+ 20%	8.50%		21.19%
+ 10%	8.50%		11.19%
+ 5%	8.50%		6.19%

0%	8.50%		1.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.81%
- 10%	8.50%	-1.50%	-8.81%
- 20%	8.50%	-11.50%	-18.81%
- 30%	N/A	-21.50%	-28.81%
- 40%	N/A	-31.50%	-38.81%
- 50%	N/A	-41.50%	-48.81%
- 60%	N/A	-51.50%	-58.81%
- 70%	N/A	-61.50%	-68.81%
- 80%	N/A	-71.50%	-78.81%
- 90%	N/A	-81.50%	-88.81%
- 100%	N/A	-91.50%	-98.81%

Starwood Hotels & Resorts Worldwide, Inc.

According to publicly available information, Starwood Hotels & Resorts Worldwide, Inc., (the “Company”) is one of the world’s largest hotel and leisure companies that conducts its hotel and leisure business both directly and through its subsidiaries. The Company’s brand names include the following: St. Regis Hotels & Resorts; The Luxury Collection; W Hotels; Westin Hotels & Resorts; Le Méridien; Sheraton Hotels & Resorts; Four Points by Sheraton; Aloft; and Element.

Through its various brands the Company is well represented in most major markets around the world. The Company’s operations are grouped into two business segments, hotels and vacation ownership and residential operations. The Company’s revenue and earnings derived primarily from hotel operations, which include management and other fees earned from hotels the Company manages pursuant to management contracts, the receipt of franchise and other fees and the operation of its owned hotels.

The Company’s principal executive offices are located at 1111 Westchester Avenue, White Plains, New York 10604, and the telephone number is (914) 640-8100.

The linked share’s SEC file number is: 1-7959.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$33.07	$28.13	$32.72
June 30, 2004	$36.39	$30.83	$36.24
September 30, 2004	$37.69	$32.37	$37.51
December 31, 2004	$48.08	$37.33	$47.19
March 31, 2005	$49.65	$44.44	$48.50
June 30, 2005	$49.31	$41.61	$47.32
September 30, 2005	$52.00	$43.82	$46.19
December 30, 2005	$52.70	$44.51	$51.60
March 31, 2006	$55.35	$47.66	$54.73
June 30, 2006	$63.64	$52.41	$60.34
September 29, 2006	$61.85	$49.68	$57.19
December 29, 2006	$67.95	$56.23	$62.50
March 30, 2007	$69.65	$59.64	$64.85
June 29, 2007	$74.35	$65.98	$67.07
September 28, 2007	$75.45	$52.63	$60.75
December 31, 2007	$62.83	$42.78	$44.03
March 31, 2008	$55.99	$37.40	$51.75
June 30, 2008	$55.34	$39.11	$40.07
September 30, 2008	$43.25	$25.95	$28.14
December 31, 2008	$28.55	$10.98	$17.90
March 31, 2009	$23.78	$9.11	$12.70
June 30, 2009	$26.68	$12.26	$22.20
September 30, 2009	$34.78	$18.49	$33.03
December 31, 2009	$37.55	$27.67	$36.57
February 23, 2010*	$39.73	$33.15	$37.78

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOT

Initial price: $37.78

Protection level: 80.00%

Protection price: $30.22

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.469031

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.53% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.53%
+ 90%	9.00%		90.53%
+ 80%	9.00%		80.53%
+ 70%	9.00%		70.53%
+ 60%	9.00%		60.53%
+ 50%	9.00%		50.53%
+ 40%	9.00%		40.53%
+ 30%	9.00%		30.53%
+ 20%	9.00%		20.53%
+ 10%	9.00%		10.53%
+ 5%	9.00%		5.53%

0%	9.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.47%
- 10%	9.00%	-1.00%	-9.47%
- 20%	9.00%	-11.00%	-19.47%
- 30%	N/A	-21.00%	-29.47%
- 40%	N/A	-31.00%	-39.47%
- 50%	N/A	-41.00%	-49.47%
- 60%	N/A	-51.00%	-59.47%
- 70%	N/A	-61.00%	-69.47%
- 80%	N/A	-71.00%	-79.47%
- 90%	N/A	-81.00%	-89.47%
- 100%	N/A	-91.00%	-99.47%

Humana, Inc.

According to publicly available information, Humana, Inc. (the “Company”) is a publicly traded health benefits company with 2008 revenues of $28.9 billion. The Company offers coordinated health insurance coverage and related services through a variety of traditional and consumer choice plans for government-sponsored programs, employer groups and individuals. The Company’s business is managed in two segments: Government and Commercial. The Government segment consists of members enrolled in government-sponsored programs, and includes three lines of business: Medicare Military and Medicaid. The Commercial segment consists of members enrolled in products marketed to employer groups and individuals.

As of December 31, 2008, the Company had approximately 11.6 million members enrolled in their medical benefit plans, as well as approximately 6.8 million members enrolled in their specialty products. During 2008, 72% of othe Company’s premiums and administrative services fees were derived from contracts with the federal government, including 16% related to their contracts in Florida with the Centers for Medicare and Medicaid Services, or CMS, and 12% related to their military services contracts. Under their CMS contracts in Florida, they provide health insurance coverage to approximately 492,700 members as of December 31, 2008.

The Company was organized as a Delaware corporation in 1964 and is headquartered in Louisville, Kentucky.

The linked share’s SEC file number is 01-05975.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$24.02	$18.72	$19.02
June 30, 2004	$19.65	$15.21	$16.90
September 30, 2004	$20.10	$15.51	$19.98
December 31, 2004	$31.00	$17.08	$29.69
March 31, 2005	$35.60	$28.92	$31.94
June 30, 2005	$40.00	$30.64	$39.74
September 30, 2005	$50.90	$37.20	$47.88
December 30, 2005	$55.69	$41.60	$54.33
March 31, 2006	$58.26	$48.55	$52.65
June 30, 2006	$53.99	$41.08	$53.70
September 29, 2006	$68.24	$50.92	$66.09
December 29, 2006	$68.22	$51.17	$55.31
March 30, 2007	$63.52	$51.40	$58.02
June 29, 2007	$66.50	$58.00	$60.91
September 28, 2007	$72.14	$56.25	$69.88
December 31, 2007	$81.44	$69.50	$75.31
March 31, 2008	$88.05	$33.69	$44.86
June 30, 2008	$51.85	$39.65	$39.77
September 30, 2008	$51.39	$36.05	$41.20
December 31, 2008	$41.80	$22.34	$37.28
March 31, 2009	$45.99	$18.57	$26.08
June 30, 2009	$33.10	$24.64	$32.26
September 30, 2009	$40.99	$27.54	$37.30
December 31, 2009	$46.20	$35.67	$43.89
February 23, 2010*	$52.58	$44.45	$46.82

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HUM

Initial price: $46.82

Protection level: 80.00%

Protection price: $37.46

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.358394

Coupon: 8.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
December 31, 2009	$47.47	$40.06	$41.67
March 31, 2010	$46.05	$37.03	$44.75
May 14, 2010*	$48.20	$39.21	$39.89

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 14, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $39.88

Protection level: 80.00%

Protection price: $31.90

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.075226

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.50% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.50%
+ 90%	9.00%		90.50%
+ 80%	9.00%		80.50%
+ 70%	9.00%		70.50%
+ 60%	9.00%		60.50%
+ 50%	9.00%		50.50%
+ 40%	9.00%		40.50%
+ 30%	9.00%		30.50%
+ 20%	9.00%		20.50%
+ 10%	9.00%		10.50%
+ 5%	9.00%		5.50%

0%	9.00%		0.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.50%
- 10%	9.00%	-1.00%	-9.50%
- 20%	9.00%	-11.00%	-19.50%
- 30%	N/A	-21.00%	-29.50%
- 40%	N/A	-31.00%	-39.50%
- 50%	N/A	-41.00%	-49.50%
- 60%	N/A	-51.00%	-59.50%
- 70%	N/A	-61.00%	-69.50%
- 80%	N/A	-71.00%	-79.50%
- 90%	N/A	-81.00%	-89.50%
- 100%	N/A	-91.00%	-99.50%

Kinross Gold Corporation

According to publicly available information, Kinross Gold Corporation (the “Company”) is principally engaged in the mining and processing of gold and, as a by-products, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, the Russian Federation and worldwide. The Company’s strategy is to increase shareholder value through increases in precious metal reserves, production and long-term cash flow and earning per share.

At December 31, 2008, the Company employed approximately 5,500 persons.

The linked share’s SEC file number is: 001-10321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$8.56	$6.40	$7.33
June 30, 2004	$7.53	$4.80	$5.56
September 30, 2004	$6.87	$5.03	$6.78
December 31, 2004	$8.40	$6.34	$7.04
March 31, 2005	$7.33	$5.87	$6.00
June 30, 2005	$6.20	$4.86	$6.10
September 30, 2005	$7.90	$5.53	$7.68
December 30, 2005	$9.42	$6.49	$9.22
March 31, 2006	$11.94	$8.77	$10.93
June 30, 2006	$13.07	$8.92	$10.89
September 29, 2006	$15.39	$10.30	$12.52
December 29, 2006	$13.63	$10.87	$11.88
March 30, 2007	$14.57	$10.64	$13.79
June 29, 2007	$14.91	$11.32	$11.68
September 28, 2007	$15.50	$9.87	$14.98
December 31, 2007	$21.19	$14.43	$18.40
March 31, 2008	$27.40	$18.74	$22.11
June 30, 2008	$25.45	$17.97	$23.61
September 30, 2008	$25.36	$11.47	$16.12
December 31, 2008	$19.05	$7.14	$18.42
March 31, 2009	$19.64	$14.33	$17.87
June 30, 2009	$20.98	$13.62	$18.15
September 30, 2009	$23.65	$17.22	$21.70
December 31, 2009	$23.91	$17.45	$18.40
March 22, 2010*	$21.12	$16.13	$17.80

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 22, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KGC

Initial price: $17.66

Protection level: 80.00%

Protection price: $14.13

Physical delivery amount: 56 ($1,000/Initial price)

Fractional shares: 0.625142

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.51% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.51%
+ 90%	9.00%		90.51%
+ 80%	9.00%		80.51%
+ 70%	9.00%		70.51%
+ 60%	9.00%		60.51%
+ 50%	9.00%		50.51%
+ 40%	9.00%		40.51%
+ 30%	9.00%		30.51%
+ 20%	9.00%		20.51%
+ 10%	9.00%		10.51%
+ 5%	9.00%		5.51%

0%	9.00%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.49%
- 10%	9.00%	-1.00%	-9.49%
- 20%	9.00%	-11.00%	-19.49%
- 30%	N/A	-21.00%	-29.49%
- 40%	N/A	-31.00%	-39.49%
- 50%	N/A	-41.00%	-49.49%
- 60%	N/A	-51.00%	-59.49%
- 70%	N/A	-61.00%	-69.49%
- 80%	N/A	-71.00%	-79.49%
- 90%	N/A	-81.00%	-89.49%
- 100%	N/A	-91.00%	-99.49%

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, they sell a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains their principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2008, the Company had consolidated assets of $163.1 billion and consolidated stockholders’ equity of $8.0 billion. On July 21, 2008, the Company announced the realignment of their segments under their former Employer Markets and Individual Markets operating businesses into two new operating businesses—Retirement Solutions and Insurance Solutions.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$48.87	$40.06	$47.32
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 31, 2009	$28.09	$21.99	$24.88
February 23, 2010*	$28.44	$22.52	$24.65

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $24.65

Protection level: 80.00%

Protection price: $19.72

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.567951

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.16% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.16%
+ 90%	9.00%		90.16%
+ 80%	9.00%		80.16%
+ 70%	9.00%		70.16%
+ 60%	9.00%		60.16%
+ 50%	9.00%		50.16%
+ 40%	9.00%		40.16%
+ 30%	9.00%		30.16%
+ 20%	9.00%		20.16%
+ 10%	9.00%		10.16%
+ 5%	9.00%		5.16%

0%	9.00%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.84%
- 10%	9.00%	-1.00%	-9.84%
- 20%	9.00%	-11.00%	-19.84%
- 30%	N/A	-21.00%	-29.84%
- 40%	N/A	-31.00%	-39.84%
- 50%	N/A	-41.00%	-49.84%
- 60%	N/A	-51.00%	-59.84%
- 70%	N/A	-61.00%	-69.84%
- 80%	N/A	-71.00%	-79.84%
- 90%	N/A	-81.00%	-89.84%
- 100%	N/A	-91.00%	-99.84%

Lexmark International, Inc.

According to publicly available information, Lexmark International, Inc. (the “Company”) is a Delaware Corporation that is a developer, manufacturer and supplier of printing and imaging solutions for offices and homes. The Company’s products include laser printers, inkjet printers, multifunction devices, and associated supplies, services and solutions. The Company develops and owns most of the technology for its laser and inkjet products and related solutions.

As of December 31, 2008, the revenue derived from international sales accounts for approximately 59% of the Company’s consolidated revenue. The Company’s products are sold in more than 150 countries around the world.

The linked share’s SEC file number is 001-14050.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$92.55	$76.04	$92.00
June 30, 2004	$97.50	$89.80	$96.53
September 30, 2004	$96.85	$79.20	$84.01
December 31, 2004	$90.50	$77.50	$85.00
March 31, 2005	$86.62	$77.65	$79.97
June 30, 2005	$80.30	$64.11	$64.83
September 30, 2005	$70.63	$59.56	$61.05
December 30, 2005	$61.45	$39.33	$44.83
March 31, 2006	$52.20	$44.09	$45.38
June 30, 2006	$57.90	$44.50	$55.83
September 29, 2006	$59.77	$49.71	$57.66
December 29, 2006	$74.64	$57.55	$73.20
March 30, 2007	$73.20	$56.81	$58.46
June 29, 2007	$62.87	$48.17	$49.31
September 28, 2007	$50.00	$35.29	$41.53
December 31, 2007	$44.15	$32.35	$34.86
March 31, 2008	$37.73	$26.55	$30.72
June 30, 2008	$37.55	$30.22	$33.43
September 30, 2008	$37.01	$29.68	$32.57
December 31, 2008	$33.70	$22.14	$26.90
March 31, 2009	$29.16	$15.15	$16.87
June 30, 2009	$20.56	$14.82	$15.85
September 30, 2009	$22.53	$14.24	$21.54
December 31, 2009	$28.81	$19.77	$25.98
February 23, 2010*	$34.75	$25.10	$33.03

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LXK

Initial price: $33.03

Protection level: 80.00%

Protection price: $26.42

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.275507

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Macy’s, Inc.

According to publicly available information, Macy’s, Inc. (“the Company”) is a Delaware corporation that has been operating department stores since 1820. The Company’s executive offices are located in Cincinnati, Ohio and New York, New York.

As of January 31, 2009, the Company’s continuing operations had approximately 167,000 regular full-time and part-time employees.

The linked share’s SEC file number is 001-13536.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.33	$22.80	$27.03
June 30, 2004	$27.53	$22.37	$24.55
September 30, 2004	$24.75	$21.40	$22.72
December 31, 2004	$29.08	$22.20	$28.90
March 31, 2005	$32.25	$27.10	$31.82
June 30, 2005	$37.75	$28.30	$36.64
September 30, 2005	$39.03	$31.35	$33.44
December 30, 2005	$34.99	$28.85	$33.17
March 31, 2006	$37.45	$32.43	$36.50
June 30, 2006	$39.69	$33.46	$36.60
September 29, 2006	$43.82	$32.57	$43.21
December 29, 2006	$45.01	$37.39	$38.13
March 30, 2007	$46.70	$36.56	$45.05
June 29, 2007	$46.52	$38.07	$39.78
September 28, 2007	$45.50	$28.51	$32.32
December 31, 2007	$35.76	$24.70	$25.87
March 31, 2008	$28.32	$20.94	$23.06
June 30, 2008	$27.08	$18.95	$19.42
September 30, 2008	$22.96	$14.34	$17.98
December 31, 2008	$17.81	$5.07	$10.35
March 31, 2009	$11.93	$6.27	$8.90
June 30, 2009	$15.29	$8.50	$11.76
September 30, 2009	$19.16	$10.27	$18.29
December 31, 2009	$20.84	$15.49	$16.76
February 23, 2010*	$18.86	$15.35	$18.67

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: M

Initial price: $18.67

Protection level: 75.00%

Protection price: $14.00

Physical delivery amount: 53 ($1,000/Initial price)

Fractional shares: 0.561864

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 1.07% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.07%
+ 90%	9.00%		91.07%
+ 80%	9.00%		81.07%
+ 70%	9.00%		71.07%
+ 60%	9.00%		61.07%
+ 50%	9.00%		51.07%
+ 40%	9.00%		41.07%
+ 30%	9.00%		31.07%
+ 20%	9.00%		21.07%
+ 10%	9.00%		11.07%
+ 5%	9.00%		6.07%

0%	9.00%		1.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.93%
- 10%	9.00%	-1.00%	-8.93%
- 20%	9.00%	-11.00%	-18.93%
- 30%	N/A	-21.00%	-28.93%
- 40%	N/A	-31.00%	-38.93%
- 50%	N/A	-41.00%	-48.93%
- 60%	N/A	-51.00%	-58.93%
- 70%	N/A	-61.00%	-68.93%
- 80%	N/A	-71.00%	-78.93%
- 90%	N/A	-81.00%	-88.93%
- 100%	N/A	-91.00%	-98.93%

Masco Corporation

According to publicly available information, Masco Corporation (the “Company”) manufactures, distributes and installs home improvement and building products, with emphasis on brand name consumer products and services holding leadership positions in their markets. Approximately 78% of the Company’s 2008 sales were generated by North American operations.

The linked share’s SEC file number is 001-05794.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$30.80	$25.88	$30.44
June 30, 2004	$31.47	$26.31	$31.18
September 30, 2004	$35.00	$29.69	$34.53
December 31, 2004	$37.01	$32.87	$36.53
March 31, 2005	$38.43	$32.90	$34.67
June 30, 2005	$34.94	$29.57	$31.76
September 30, 2005	$34.70	$29.37	$30.68
December 30, 2005	$31.20	$27.16	$30.19
March 31, 2006	$32.66	$29.00	$32.49
June 30, 2006	$33.34	$27.63	$29.64
September 29, 2006	$29.85	$25.85	$27.42
December 29, 2006	$30.37	$26.85	$29.87
March 30, 2007	$34.72	$27.01	$27.40
June 29, 2007	$31.10	$26.26	$28.47
September 28, 2007	$29.00	$22.65	$23.17
December 31, 2007	$24.91	$20.89	$21.61
March 31, 2008	$23.50	$17.78	$19.83
June 30, 2008	$21.14	$15.56	$15.73
September 30, 2008	$21.89	$13.50	$17.94
December 31, 2008	$18.04	$6.82	$11.13
March 31, 2009	$12.04	$3.64	$6.98
June 30, 2009	$11.45	$6.50	$9.58
September 30, 2009	$15.50	$8.15	$12.92
December 31, 2009	$14.89	$11.44	$13.81
February 23, 2010*	$15.73	$12.78	$13.25

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MAS

Initial price: $13.25

Protection level: 80.00%

Protection price: $10.60

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.471698

Coupon: 9.50% per annum

Maturity: February 25, 2011

Dividend yield: 2.26% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		102.26%
+ 90%	9.50%		92.26%
+ 80%	9.50%		82.26%
+ 70%	9.50%		72.26%
+ 60%	9.50%		62.26%
+ 50%	9.50%		52.26%
+ 40%	9.50%		42.26%
+ 30%	9.50%		32.26%
+ 20%	9.50%		22.26%
+ 10%	9.50%		12.26%
+ 5%	9.50%		7.26%

0%	9.50%		2.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-2.74%
- 10%	9.50%	-0.50%	-7.74%
- 20%	9.50%	-10.50%	-17.74%
- 30%	N/A	-20.50%	-27.74%
- 40%	N/A	-30.50%	-37.74%
- 50%	N/A	-40.50%	-47.74%
- 60%	N/A	-50.50%	-57.74%
- 70%	N/A	-60.50%	-67.74%
- 80%	N/A	-70.50%	-77.74%
- 90%	N/A	-80.50%	-87.74%
- 100%	N/A	-90.50%	-97.74%

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company provide technologies, products and services that make a broad range of mobile experiences possible. Its portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The Company is focused on high-quality, innovative products that meet the expanding needs of our customers around the world.

As of December 31, 2008, the Company’s net sales were $30.1 Billion.

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.92	$12.71	$15.75
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
June 29, 2007	$19.18	$17.32	$17.70
September 28, 2007	$18.88	$15.61	$18.53
December 31, 2007	$19.68	$14.87	$16.04
March 31, 2008	$16.20	$8.98	$9.30
June 30, 2008	$10.38	$7.20	$7.34
September 30, 2008	$10.50	$6.53	$7.14
December 31, 2008	$7.46	$3.00	$4.43
March 31, 2009	$4.95	$2.98	$4.23
June 30, 2009	$6.95	$4.06	$6.63
September 30, 2009	$9.45	$5.91	$8.59
December 31, 2009	$9.36	$7.67	$7.76
February 23, 2010*	$8.26	$6.04	$6.78

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $6.78

Protection level: 80.00%

Protection price: $5.42

Physical delivery amount: 147 ($1,000/Initial price)

Fractional shares: 0.492625

Coupon: 10.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At November 30, 2008, the Company had 46,964 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$52.16	$46.24	$47.57
June 30, 2004	$48.56	$41.70	$43.81
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
February 23, 2010*	$33.26	$26.16	$27.15

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $27.15

Protection level: 80.00%

Protection price: $21.72

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.832413

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.80% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.80%
+ 90%	9.00%		90.80%
+ 80%	9.00%		80.80%
+ 70%	9.00%		70.80%
+ 60%	9.00%		60.80%
+ 50%	9.00%		50.80%
+ 40%	9.00%		40.80%
+ 30%	9.00%		30.80%
+ 20%	9.00%		20.80%
+ 10%	9.00%		10.80%
+ 5%	9.00%		5.80%

0%	9.00%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.20%
- 10%	9.00%	-1.00%	-9.20%
- 20%	9.00%	-11.00%	-19.20%
- 30%	N/A	-21.00%	-29.20%
- 40%	N/A	-31.00%	-39.20%
- 50%	N/A	-41.00%	-49.20%
- 60%	N/A	-51.00%	-59.20%
- 70%	N/A	-61.00%	-69.20%
- 80%	N/A	-71.00%	-79.20%
- 90%	N/A	-81.00%	-89.20%
- 100%	N/A	-91.00%	-99.20%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, four dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes five units under construction, including one F&G JU-2000E premium jackup, one Globetrotter-class drillship, and three semisubmersibles. Approximately 87 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
December 31, 2008	$43.57	$19.25	$22.09
March 31, 2009	$29.25	$20.03	$24.09
June 30, 2009	$37.50	$23.04	$30.25
September 30, 2009	$39.60	$27.56	$37.96
December 31, 2009	$45.08	$35.87	$40.70
February 23, 2010*	$45.60	$38.50	$42.12

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $42.12

Protection level: 80.00%

Protection price: $33.70

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.741690

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (the “Company”) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico. As of December 31, 2008, the Company had proven and probable gold reserves of 85 million equity ounces and an aggregate land position of approximately 38,840 square miles (100,600 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. On January 27, 2009, the Company entered into a definitive sale and purchase agreement with AngloGold Ashanti Australia Limited to acquire its 33.33% interest in the Boddington project. The Company’s original predecessor corporation was incorporated in 1921 under the laws of Delaware. The Company’s corporate headquarters are in Denver, Colorado.

The linked share’s SEC file number is 001-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$50.20	$40.51	$46.63
June 30, 2004	$47.32	$34.83	$38.76
September 30, 2004	$45.75	$37.65	$45.53
December 31, 2004	$49.98	$43.10	$44.41
March 31, 2005	$46.63	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.18	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.70	$46.65	$51.89
June 30, 2006	$59.70	$47.34	$52.93
September 29, 2006	$56.48	$41.75	$42.75
December 29, 2006	$47.80	$39.85	$45.15
March 30, 2007	$48.33	$40.53	$41.99
June 29, 2007	$45.25	$38.09	$39.06
September 28, 2007	$48.42	$38.01	$44.73
December 31, 2007	$56.35	$44.25	$48.83
March 31, 2008	$57.55	$44.74	$45.30
June 30, 2008	$53.24	$42.36	$52.16
September 30, 2008	$53.76	$35.80	$38.76
December 31, 2008	$41.79	$21.18	$40.70
March 31, 2009	$47.30	$34.40	$44.76
June 30, 2009	$49.84	$37.55	$40.87
September 30, 2009	$48.00	$36.78	$44.02
December 31, 2009	$56.44	$41.45	$47.31
February 23, 2010*	$51.25	$42.80	$46.58

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NEM

Initial price: $46.58

Protection level: 80.00%

Protection price: $37.26

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.468441

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.86% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.86%
+ 90%	8.50%		90.86%
+ 80%	8.50%		80.86%
+ 70%	8.50%		70.86%
+ 60%	8.50%		60.86%
+ 50%	8.50%		50.86%
+ 40%	8.50%		40.86%
+ 30%	8.50%		30.86%
+ 20%	8.50%		20.86%
+ 10%	8.50%		10.86%
+ 5%	8.50%		5.86%

0%	8.50%		0.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.14%
- 10%	8.50%	-1.50%	-9.14%
- 20%	8.50%	-11.50%	-19.14%
- 30%	N/A	-21.50%	-29.14%
- 40%	N/A	-31.50%	-39.14%
- 50%	N/A	-41.50%	-49.14%
- 60%	N/A	-51.50%	-59.14%
- 70%	N/A	-61.50%	-69.14%
- 80%	N/A	-71.50%	-79.14%
- 90%	N/A	-81.50%	-89.14%
- 100%	N/A	-91.50%	-99.14%

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing approximately 10 million subscribers access to approximately 100,000 DVD titles plus a growing library of more than 12,000 choices that can be watched instantly on their personal computers, or PCs as of December 31, 2008. The Company offers nine subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.77	$26.90	$34.12
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 28, 2007	$22.09	$15.62	$20.72
December 31, 2007	$29.14	$20.60	$26.62
March 31, 2008	$39.65	$20.38	$34.65
June 30, 2008	$40.90	$26.05	$26.07
September 30, 2008	$33.97	$26.40	$30.88
December 31, 2008	$30.66	$17.90	$29.89
March 31, 2009	$44.40	$28.78	$42.92
June 30, 2009	$50.24	$36.25	$41.34
September 30, 2009	$48.20	$37.93	$46.17
December 31, 2009	$61.65	$44.31	$55.14
February 23, 2010*	$67.27	$48.52	$64.35

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $64.35

Protection level: 75.00%

Protection price: $48.26

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.540016

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2008, 2007 and 2006. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 28, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
June 30, 2008	$83.56	$65.89	$74.67
September 30, 2008	$73.50	$35.48	$39.50
December 31, 2008	$48.29	$25.27	$46.20
March 31, 2009	$48.99	$29.85	$38.17
June 30, 2009	$49.82	$37.29	$44.43
September 30, 2009	$51.07	$39.20	$47.01
December 31, 2009	$48.00	$38.27	$46.65
February 23, 2010*	$50.61	$38.93	$42.00

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $42.00

Protection level: 80.00%

Protection price: $33.60

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.809524

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 3.36% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		103.36%
+ 90%	9.00%		93.36%
+ 80%	9.00%		83.36%
+ 70%	9.00%		73.36%
+ 60%	9.00%		63.36%
+ 50%	9.00%		53.36%
+ 40%	9.00%		43.36%
+ 30%	9.00%		33.36%
+ 20%	9.00%		23.36%
+ 10%	9.00%		13.36%
+ 5%	9.00%		8.36%

0%	9.00%		3.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-1.64%
- 10%	9.00%	-1.00%	-6.64%
- 20%	9.00%	-11.00%	-16.64%
- 30%	N/A	-21.00%	-26.64%
- 40%	N/A	-31.00%	-36.64%
- 50%	N/A	-41.00%	-46.64%
- 60%	N/A	-51.00%	-56.64%
- 70%	N/A	-61.00%	-66.64%
- 80%	N/A	-71.00%	-76.64%
- 90%	N/A	-81.00%	-86.64%
- 100%	N/A	-91.00%	-96.64%

Pioneer Natural Resources Company

According to publicly available information, Pioneer Natural Resources Company (the “Company”) is a Delaware corporation that is a large independent oil and gas exploration and production company with current operations in United States, South Africa, and Tunisia. The Company’s executive offices are in Irving, Texas.

As of December 31, 2008, the Company had 1,824 employees, of which 1,128 are employed in field and plant operations.

The linked share’s SEC file number is 001-13245.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$34.68	$29.60	$32.30
June 30, 2004	$35.18	$29.27	$35.08
September 30, 2004	$37.50	$31.03	$34.48
December 31, 2004	$36.85	$30.80	$35.10
March 31, 2005	$44.82	$32.91	$42.72
June 30, 2005	$45.22	$36.67	$42.08
September 30, 2005	$56.35	$39.66	$54.92
December 30, 2005	$55.98	$45.39	$51.27
March 31, 2006	$54.46	$38.02	$44.25
June 30, 2006	$46.75	$36.44	$46.41
September 29, 2006	$46.70	$37.07	$39.12
December 29, 2006	$44.46	$36.48	$39.69
March 30, 2007	$43.62	$37.18	$43.11
June 29, 2007	$54.17	$42.60	$48.71
September 28, 2007	$49.78	$39.43	$44.98
December 31, 2007	$54.87	$42.92	$48.84
March 31, 2008	$50.00	$36.43	$49.12
June 30, 2008	$81.26	$48.50	$78.28
September 30, 2008	$82.21	$46.25	$52.28
December 31, 2008	$52.26	$14.03	$16.18
March 31, 2009	$20.44	$11.89	$16.47
June 30, 2009	$30.56	$15.67	$25.50
September 30, 2009	$36.74	$21.78	$36.29
December 31, 2009	$49.98	$33.50	$48.17
February 23, 2010*	$54.03	$41.88	$46.18

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXD

Initial price: $46.18

Protection level: 80.00%

Protection price: $36.94

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.654396

Coupon: 9.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.17% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.17%
+ 90%	9.00%		90.17%
+ 80%	9.00%		80.17%
+ 70%	9.00%		70.17%
+ 60%	9.00%		60.17%
+ 50%	9.00%		50.17%
+ 40%	9.00%		40.17%
+ 30%	9.00%		30.17%
+ 20%	9.00%		20.17%
+ 10%	9.00%		10.17%
+ 5%	9.00%		5.17%

0%	9.00%		0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.83%
- 10%	9.00%	-1.00%	-9.83%
- 20%	9.00%	-11.00%	-19.83%
- 30%	N/A	-21.00%	-29.83%
- 40%	N/A	-31.00%	-39.83%
- 50%	N/A	-41.00%	-49.83%
- 60%	N/A	-51.00%	-59.83%
- 70%	N/A	-61.00%	-69.83%
- 80%	N/A	-71.00%	-79.83%
- 90%	N/A	-81.00%	-89.83%
- 100%	N/A	-91.00%	-99.83%

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company provides contract drilling services utilizing a fleet of 22 self-elevating mobile offshore drilling platforms and 31 deep-well land drilling rigs. The Company’s drilling operations are conducted primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, offshore eastern Canada and, beginning in 2008, offshore West Africa, and onshore in the United States. During 2008, drilling operations generated revenues of $1,451.6 million and income from operations of $670.1 million.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 29, 2006	$37.55	$29.03	$33.20
March 30, 2007	$33.77	$29.48	$32.47
June 29, 2007	$41.59	$32.56	$40.98
September 28, 2007	$46.16	$34.10	$36.58
December 31, 2007	$41.30	$34.79	$39.46
March 31, 2008	$42.49	$31.35	$41.18
June 30, 2008	$47.94	$36.90	$46.75
September 30, 2008	$47.00	$27.53	$30.55
December 31, 2008	$30.15	$12.00	$15.90
March 31, 2009	$18.51	$10.29	$11.97
June 30, 2009	$23.90	$11.43	$19.32
September 30, 2009	$24.31	$16.97	$23.07
December 31, 2009	$27.53	$21.43	$22.64
February 23, 2010*	$26.16	$21.21	$24.50

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RDC

Initial price: $24.50

Protection level: 80.00%

Protection price: $19.60

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.816327

Coupon: 9.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and, as of February 28, 2009, include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
December 31, 2009	$71.60	$54.31	$67.54
February 23, 2010*	$72.00	$60.40	$68.44

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $68.44

Protection level: 80.00%

Protection price: $54.75

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.611338

Coupon: 9.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Smithfield Foods, Inc.

According to publicly available information, Smithfield Foods, Inc. (the “Company”) is a pork processor and hog producer. The Company produces and markets a wide variety of fresh meat and packaged meats both domestically and internationally.

The Company’s principal executive offices are located in Smithfield, Virginia.

The linked share’s SEC file number is 001-15321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.41	$20.10	$27.12
June 30, 2004	$30.90	$25.91	$29.40
September 30, 2004	$29.80	$23.41	$25.00
December 31, 2004	$29.98	$23.28	$29.59
March 31, 2005	$34.60	$27.77	$31.55
June 30, 2005	$32.07	$27.20	$27.27
September 30, 2005	$29.70	$25.75	$29.68
December 30, 2005	$31.45	$28.50	$30.60
March 31, 2006	$31.10	$25.76	$29.34
June 30, 2006	$29.48	$25.69	$28.83
September 29, 2006	$30.51	$26.86	$27.02
December 29, 2006	$27.26	$25.11	$25.66
March 30, 2007	$30.04	$24.40	$29.95
June 29, 2007	$33.27	$29.88	$30.79
September 28, 2007	$35.79	$27.85	$31.50
December 31, 2007	$32.26	$27.35	$28.92
March 31, 2008	$29.56	$23.75	$25.76
June 30, 2008	$32.18	$19.38	$19.88
September 30, 2008	$26.74	$13.98	$15.88
December 31, 2008	$18.17	$5.40	$14.07
March 31, 2009	$15.14	$5.56	$9.46
June 30, 2009	$14.30	$8.45	$13.97
September 30, 2009	$14.56	$11.37	$13.80
December 31, 2009	$17.62	$12.16	$15.19
February 23, 2010*	$17.09	$14.70	$16.73

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SFD

Initial price: $16.73

Protection level: 80.00%

Protection price: $13.38

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.772863

Coupon: 10.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2008. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2008.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 31, 2009	$17.44	$11.67	$15.02
February 23, 2010*	$17.80	$13.04	$14.76

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $14.76

Protection level: 75.00%

Protection price: $11.07

Physical delivery amount: 67 ($1,000/Initial price)

Fractional shares: 0.750678

Coupon: 10.25% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

Steel Dynamics, Inc.

According to publicly available information, Steel Dynamics, Inc. (the “Company”) is one of the largest steel producers in the United States based on an estimated annual steelmaking capability of approximately 5.2 million tons, with actual 2006 shipments from steel operations totaling 4.8 million tons. The company’s 2008 consolidated shipments, excluding shipments between its operating divisions, totaled 5.6 million tons. During 2008, its net sales were $8.1 billion. At December 31, 2008, the Company had approximately 6,650 employees in its various operations throughout the eastern half of the United States.

The linked share’s SEC file number is 0-21719.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.47	$5.21	$6.20
June 30, 2004	$7.27	$5.19	$7.16
September 30, 2004	$9.85	$6.98	$9.66
December 31, 2004	$10.61	$7.35	$9.47
March 31, 2005	$11.60	$8.22	$8.61
June 30, 2005	$8.76	$6.26	$6.56
September 30, 2005	$8.85	$6.53	$8.49
December 30, 2005	$9.18	$6.66	$8.88
March 31, 2006	$14.81	$8.75	$14.18
June 30, 2006	$17.49	$12.17	$16.44
September 29, 2006	$16.75	$11.30	$12.61
December 29, 2006	$17.95	$11.95	$16.23
March 30, 2007	$22.14	$15.43	$21.60
June 29, 2007	$24.77	$19.46	$20.96
September 28, 2007	$24.88	$16.83	$23.35
December 31, 2007	$30.66	$21.77	$29.79
March 31, 2008	$35.28	$21.14	$33.04
June 30, 2008	$40.91	$32.28	$39.07
September 30, 2008	$38.67	$15.47	$17.09
December 31, 2008	$16.94	$5.18	$11.18
March 31, 2009	$14.39	$5.95	$8.81
June 30, 2009	$16.68	$8.18	$14.73
September 30, 2009	$18.56	$12.43	$15.34
December 31, 2009	$18.63	$13.07	$17.72
February 23, 2010*	$20.47	$14.31	$16.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STLD

Initial price: $16.09

Protection level: 75.00%

Protection price: $12.07

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.150404

Coupon: 10.00% per annum

Maturity: February 25, 2011

Dividend yield: 2.02% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		102.02%
+ 90%	10.00%		92.02%
+ 80%	10.00%		82.02%
+ 70%	10.00%		72.02%
+ 60%	10.00%		62.02%
+ 50%	10.00%		52.02%
+ 40%	10.00%		42.02%
+ 30%	10.00%		32.02%
+ 20%	10.00%		22.02%
+ 10%	10.00%		12.02%
+ 5%	10.00%		7.02%

0%	10.00%		2.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-2.98%
- 10%	10.00%	0.00%	-7.98%
- 20%	10.00%	-10.00%	-17.98%
- 30%	N/A	-20.00%	-27.98%
- 40%	N/A	-30.00%	-37.98%
- 50%	N/A	-40.00%	-47.98%
- 60%	N/A	-50.00%	-57.98%
- 70%	N/A	-60.00%	-67.98%
- 80%	N/A	-70.00%	-77.98%
- 90%	N/A	-80.00%	-87.98%
- 100%	N/A	-90.00%	-97.98%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2008, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 31, 2009	$25.50	$18.08	$19.81
February 23, 2010*	$23.89	$17.33	$19.75

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $19.75

Protection level: 75.00%

Protection price: $14.81

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.632911

Coupon: 10.00% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. As of December 31, 2008, the Company is an independent petroleum refiner and marketer in the United States with two operating segments—(1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA GasolineTM brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
December 31, 2009	$16.92	$12.27	$13.55
February 23, 2010*	$15.33	$11.49	$11.70

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $11.70

Protection level: 80.00%

Protection price: $9.36

Physical delivery amount: 85 ($1,000/Initial price)

Fractional shares: 0.470085

Coupon: 10.25% per annum

Maturity: February 25, 2011

Dividend yield: 2.99% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		102.99%
+ 90%	10.25%		92.99%
+ 80%	10.25%		82.99%
+ 70%	10.25%		72.99%
+ 60%	10.25%		62.99%
+ 50%	10.25%		52.99%
+ 40%	10.25%		42.99%
+ 30%	10.25%		32.99%
+ 20%	10.25%		22.99%
+ 10%	10.25%		12.99%
+ 5%	10.25%		7.99%

0%	10.25%		2.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-2.01%
- 10%	10.25%	0.25%	-7.01%
- 20%	10.25%	-9.75%	-17.01%
- 30%	N/A	-19.75%	-27.01%
- 40%	N/A	-29.75%	-37.01%
- 50%	N/A	-39.75%	-47.01%
- 60%	N/A	-49.75%	-57.01%
- 70%	N/A	-59.75%	-67.01%
- 80%	N/A	-69.75%	-77.01%
- 90%	N/A	-79.75%	-87.01%
- 100%	N/A	-89.75%	-97.01%

Urban Outfitters, Inc.

According to publicly available information, Urban Outfitters, Inc. (the “Company”) is an innovative lifestyle merchandising company that operates specialty retail stores under the Urban Outfitters, Anthropologie and Free People brands, as well as a wholesale segment under the Free People brand. The Company has over 35 years of experience creating and managing retail stores that offer highly differentiated collections of fashion apparel, accessories and home goods in inviting and dynamic store settings. In addition to its retail stores, the Company also offers its products and markets its brands directly to the consumer through its e-commerce web sites, www.urbanoutfitters.com, www.anthropologie.com, www.freepeople.com and www.urbanoutfitters.co.uk and also through the Urban Outfitters, Anthropologie and Free People catalogs. The Company has achieved compounded annual sales growth of approximately 27.0% over the past five years, with sales of approximately $1.8 billion in fiscal 2009.

The linked share’s SEC file number is: 000-22754.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$12.13	$9.17	$12.02
June 30, 2004	$15.72	$11.06	$15.23
September 30, 2004	$17.91	$12.89	$17.20
December 31, 2004	$24.24	$17.02	$22.20
March 31, 2005	$24.63	$18.93	$23.99
June 30, 2005	$30.03	$21.32	$28.35
September 30, 2005	$31.48	$24.90	$29.40
December 30, 2005	$33.77	$25.20	$25.31
March 31, 2006	$29.89	$23.00	$24.54
June 30, 2006	$24.56	$15.95	$17.49
September 29, 2006	$18.88	$13.65	$17.69
December 29, 2006	$24.79	$17.00	$23.03
March 30, 2007	$27.15	$22.92	$26.51
June 29, 2007	$27.75	$23.10	$24.03
September 28, 2007	$24.69	$19.20	$21.80
December 31, 2007	$29.40	$21.25	$27.26
March 31, 2008	$33.36	$22.04	$31.35
June 30, 2008	$35.36	$28.84	$31.19
September 30, 2008	$38.40	$27.55	$31.87
December 31, 2008	$32.23	$12.33	$14.98
March 31, 2009	$19.12	$13.75	$16.37
June 30, 2009	$22.88	$14.91	$20.87
September 30, 2009	$31.95	$18.85	$30.17
December 31, 2009	$35.84	$28.73	$34.99
February 23, 2010*	$36.23	$30.11	$31.66

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: URBN

Initial price: $31.66

Protection level: 80.00%

Protection price: $25.33

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.585597

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 01-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
December 31, 2009	$21.47	$15.76	$16.75
February 23, 2010*	$19.31	$17.20	$17.48

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $17.48

Protection level: 80.00%

Protection price: $13.98

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.208238

Coupon: 8.50% per annum

Maturity: February 25, 2011

Dividend yield: 2.86% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		102.86%
+ 90%	8.50%		92.86%
+ 80%	8.50%		82.86%
+ 70%	8.50%		72.86%
+ 60%	8.50%		62.86%
+ 50%	8.50%		52.86%
+ 40%	8.50%		42.86%
+ 30%	8.50%		32.86%
+ 20%	8.50%		22.86%
+ 10%	8.50%		12.86%
+ 5%	8.50%		7.86%

0%	8.50%		2.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-2.14%
- 10%	8.50%	-1.50%	-7.14%
- 20%	8.50%	-11.50%	-17.14%
- 30%	N/A	-21.50%	-27.14%
- 40%	N/A	-31.50%	-37.14%
- 50%	N/A	-41.50%	-47.14%
- 60%	N/A	-51.50%	-57.14%
- 70%	N/A	-61.50%	-67.14%
- 80%	N/A	-71.50%	-77.14%
- 90%	N/A	-81.50%	-87.14%
- 100%	N/A	-91.50%	-97.14%

Vertex Pharmaceuticals Incorporated

According to publicly available information, Vertex Pharmaceuticals Incorporated (“the Company”) is in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. The Company has built a drug discovery capability that integrates biology, chemistry, biophysics, automation and information technologies, with a goal of making the drug discovery process more efficient and productive. A Vertex-discovered compound for the treatment of HIV infection, fosamprenavir calcium, is being marketed by its collaborator GlaxoSmithKline plc as Lexiva in the United States and Telzir in Europe. The Company is currently concentrating most of its drug development resources on four drug candidates: telaprevir for the treatment of hepatitis C virus, or HCV, infection, VX-702 for the treatment of rheumatoid arthritis and other inflammatory diseases, VX-770 for the treatment of cystic fibrosis, or CF, and VX-883 for the treatment of bacterial infection.

The linked share’s SEC file number is 000-19319.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$12.20	$8.82	$9.42
June 30, 2004	$10.99	$8.00	$10.84
September 30, 2004	$11.19	$8.06	$10.50
December 31, 2004	$12.05	$9.79	$10.57
March 31, 2005	$11.99	$9.20	$9.36
June 30, 2005	$17.06	$8.62	$16.84
September 30, 2005	$22.68	$15.33	$22.35
December 30, 2005	$29.24	$20.31	$27.67
March 31, 2006	$44.71	$26.50	$36.59
June 30, 2006	$40.00	$29.00	$36.71
September 29, 2006	$37.10	$29.75	$33.65
December 29, 2006	$45.38	$32.50	$37.42
March 30, 2007	$38.95	$26.98	$28.04
June 29, 2007	$32.51	$25.61	$28.56
September 28, 2007	$41.42	$27.82	$38.41
December 31, 2007	$39.47	$22.81	$23.23
March 31, 2008	$24.67	$13.84	$23.89
June 30, 2008	$34.97	$23.44	$33.47
September 30, 2008	$35.00	$24.62	$33.24
December 31, 2008	$33.16	$18.43	$30.38
March 31, 2009	$35.96	$26.68	$28.73
June 30, 2009	$36.30	$25.94	$35.64
September 30, 2009	$38.50	$31.85	$37.90
December 31, 2009	$44.03	$31.84	$42.85
March 1, 2010*	$44.24	$36.15	$41.43

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 1, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VRTX

Initial price: $39.42

Protection level: 75.00%

Protection price: $29.57

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.367834

Coupon: 10.25% per annum

Maturity: February 25, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%